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                                                                  EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 333-xxxx) pertaining to the EntreMed, Inc. 2001 Long-Term Incentive Plan and to the incorporation by reference therein of our report dated March 2, 2001, with respect to the consolidated financial statements and schedule of EntreMed, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                              /s/ Ernst & Young LLP

McLean, Virginia
August 20, 2001